UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2018

CBA FLORIDA, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1857 Helm Drive, Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 914-7250

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 29, 2018, CBA Florida, Inc., formerly known as Cord Blood America, Inc. (the “Company”), reconvened and concluded its May 14, 2018 Special Meeting of Stockholders (the “Special Meeting”).

As previously reported in the Company’s May 15, 2018 Current Report on Form 8-K (File No. 000-50746), the Special Meeting commenced on May 14, 2018 and the Company’s shareholders voted on Proposal 1, Proposal 2 and Proposal 4 at such time. The Company adjourned the Special Meeting with respect to Proposal 3 until May 29, 2018 to allow for additional time for shareholders to vote on Proposal 3. Proposal 3 is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2018.

The proposal voted upon on May 29, 2018 and the results of the vote are as follows:

Proposal 3 – Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to adopt a provision to protect the Company’s net operating losses for tax purposes.

For	Against	Abstention	Non-votes

641,846,753	42,605,368	1,400,037	519,179,952

Approval of Proposal 3 required the affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote. Proposal 3 was approved by the shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 29, 2018	CBA FLORIDA, INC.

	By:	/s/ Anthony Snow
		Name:	Anthony Snow
		Title:	President and Corporate Secretary